As filed with the Securities and Exchange Commission on December 5, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PATNI COMPUTER SYSTEMS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

India	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Akruti Softech Park, MIDC Cross Road No.
21, Andheri (East), Mumbai 400 093, India	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333- 129771

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

American Depositary Shares* each representing two Equity Shares	New York Stock Exchange, Inc.
Equity Shares, par value (Rupees) 2 per share**

Securities to be registered pursuant to Section 12(g) of the Act: None

*      American Depositary Shares representing the Equity Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities and Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.

**   Not for trading, but only in connection with the listing on the New York Stock Exchange, Inc. of American Depositary Shares representing Equity Shares.

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained under the captions “Description of Capital Stock” and “Description of American Depositary Shares” in registrant’s Registration Statement on Form F-1, as filed with the Securities and Exchange Commission (File No. 333-129771) is incorporated by reference to this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the registrant’s Form F-1 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-129771 on November 17, 2005. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

1.	The Form F-1 and the prospectus (Registration No. 333-129771), incorporated by reference.

2.	The registrant’s Registration Statement on Form F-6 (Registration No. 333-129788), incorporated by reference.

3.	Articles of Association of Patni Computer Systems Limited (incorporated herein by reference to Exhibit 3.1 of the Form F-1 (Registration No. 333-129771)).

4.

Form of Deposit Agreement to be entered into among Patni Computer Systems Limited, The Bank of New York, as depositary, and all holders and beneficial owners of American depositary shares evidenced by American depositary receipts, including the form of American depositary receipt (incorporated by reference to Exhibit 1 of the Registrant’s Registration Statement on Form F-6 (Registration No. 333-129788)).

SIGNATURE

In accordance with Section 12 of the Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 5th day of December, 2005.

PATNI COMPUTER SYSTEMS LIMITED

By:	/s/ Narendra K. Patni
Narendra K. Patni
Chief Executive Officer and Chairman of the Board of Directors